UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 3, 2011
(Date of earliest event reported)

RF Micro Devices, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	0-22511	56-1733461
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

7628 Thorndike Road
  Greensboro, North Carolina  27409-9421
  (Address of principal executive offices)
  (Zip Code)

(336) 664-1233

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
        (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
        (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Effective October 3, 2011, Robert M. Van Buskirk resigned from his position as President of the Multi-Market Products Group (“MPG”) and was appointed as Vice President of RFMD’s newly formed Compound Semiconductor Group (“CSG”).  CSG was formed to create innovative new high-power and high-performance products utilizing RFMD’s industry-leading gallium nitride (GaN) and gallium arsenide (GaAs) process technologies.  CSG will encompass RFMD’s power electronics business unit as well as RFMD’s Foundry Services business unit.  CSG will also include RFMD’s New Technology Commercialization Center (NTCC), with responsibility for new technology incubation, including RFMD’s cooperative research and development agreement with the National Renewable Energy Laboratory (NREL) related to the commercialization of GaAs-based concentrated photovoltaic cells (CPV).

(c)

On September 22, 2011, the Board of Directors of RFMD appointed Norman A. Hilgendorf, 51, to serve as Corporate Vice President and President of MPG, effective October 3, 2011.  Prior to such appointment, Mr. Hilgendorf was the Vice President of Business Development at RFMD.  Mr. Hilgendorf joined RFMD in November 2007 from Sirenza Microdevices, Inc., where he served as Chief Operating Officer from July 2007 to November 2007, as President of the SMDI Segment from November 2006 to July 2007, and as Chief Strategy Officer from October 2005 to November 2006.

In connection with his appointment and effective October 3, 2011, Mr. Hilgendorf’s annual base salary was increased to $295,000 and his annual cash bonus award opportunity under the RFMD Cash Bonus Plan (the “Bonus Plan”) was increased to a target of 60% of his new annual base salary, effective as of the Bonus Plan performance period for the second half of fiscal 2012.  Mr. Hilgendorf was also granted a restricted stock unit award under the 2003 Stock Incentive Plan of RF Micro Devices, Inc., as amended (the “2003 Plan”) covering shares of RFMD common stock with a value of $100,000 based on the closing price of RFMD’s common stock on September 30, 2011.  The award is subject to the terms and conditions of the 2003 Plan and the shares subject to the award vest over a four-year period, with 25% of such shares vesting after each of the first four years of continued service following the award date.  RFMD also entered into a change in control agreement with Mr. Hilgendorf in substantially the same form as the amended and restated change in control agreements entered into with RFMD’s other executive officers and attached as Exhibits 10.3 to 10.9 to RFMD’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on February 5, 2009.

Item 9.01   Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.                  Description

    99.1                        Press release dated October 4, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RF Micro Devices, Inc.

By: /s/ William A. Priddy, Jr.
                                                                                   William A. Priddy, Jr.
                                                                                   Chief Financial Officer, Corporate Vice President
                                                                                   of Administration and Secretary

Date:    October 4, 2011